Exhibit 10.34

January 30, 2012

Melanie (Stubbing) Stack

[Redacted]

Re: Amendment to Amended and Restated Statement of Principal Terms and Conditions of Employment dated as of February 27, 2009 (the “Statement”)

Dear Melanie:

Effective as of December 5, 2011, the Statement shall be amended such that your title and capacity shall be “President, Europe” and the area of your activities and responsibility shall be changed accordingly. All other terms and conditions in the Statement shall remain unaffected and in full force and effect.

Sincerely yours,

/s/ Jeffrey A. Fiarman

Jeffrey A. Fiarman

Please acknowledge your receipt and acceptance of the above terms as of the date set forth above.

/s/ Melanie (Stubbing) Stack
Melanie (Stubbing) Stack